EXHIBIT 10.21

AMENDMENT NUMBER TWO

TO

THE SAVINGS BANK OF UTICA

INCENTIVE SAVINGS PLAN

Pursuant to Section 11.1 of The Savings Bank of Utica Incentive Savings Plan As Amended And Restated Effective January 1, 1999, Including Provisions Effective Retroactive to January 1, 1997 (“Plan”), the Plan is amended as follows, effective as of February 13, 2002:

1. INTRODUCTION - The Introduction shall be amended by adding the following paragraph at the end thereof to read as follows:

Effective as of the Conversion Date (the date of conversion of the Employer from mutual to stock ownership), the Employer adopted resolutions which added an investment fund to the Plan consisting of common stock of the Company.

2. ARTICLE I - Article I shall be amended by adding the following new definition as Section 1.12 and the former Section 1.12 and all subsequent sections and all cross-references shall be renumbered accordingly:

1.12	Closing Price means, commencing upon the Conversion Date, the closing sale price for the Employer Stock, on its principal trading market, on the applicable Valuation Date, or, if there is no sale on such date, the average of the bid and asked prices on such date.

3. ARTICLE I - Article I shall be amended by adding the following new definition as Section 1.15, and the former renumbered Section 1.15 and all subsequent sections and all cross-references shall be renumbered accordingly:

1.15	Company means Partners Trust Financial Group, Inc., or any successor organization.

4. ARTICLE I - Article I shall be amended by adding the following new definition as Section 1.18, and the former renumbered Section 1.18 and all subsequent sections and all cross-references shall be renumbered accordingly:

1.18	Conversion Date means the date of the conversion of the Employer from mutual to stock.

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5. ARTICLE I - Article I shall be amended by adding the following new definitions as Sections 1.26 and 1.27, and the former renumbered Sections 1.26 and 1.27 and all subsequent sections and all cross-references shall be renumbered accordingly:

1.26	Employer Stock means, commencing on the Conversion Date, the common stock of the Company.

1.27	Employer Stock Fund means, commencing on the Conversion Date, the assets consisting of Employer Stock which shall be maintained in an Investment Account established for such purpose.

6. ARTICLE I - Article I shall be amended by adding the following new definition as Section 1.59 immediately following the definition of “Rollover Contribution Account”, and the former renumbered Section 1.59 and all subsequent sections and all cross-references shall be renumbered accordingly:

1.59	Shares means shares of Employer Stock.

7. ARTICLE IV - Section 4.2 shall be amended by adding the words “in cash or cash equivalents” immediately following the phrase “the full amount of his distribution” wherever such phrase appears.

8. ARTICLE V - The title of Article V shall be amended as follows and the Table of Contents shall be revised accordingly:

Trust Fund, Investment Accounts and Voting Rights

9. ARTICLE V - Section 5.3 shall be amended in its entirety to read as follows:

5.3	Account Values

(a)	General

The Net Value of the Accounts of an Employee means the sum of the total Net Value of each Account maintained on behalf of the Employee in the Trust Fund as determined as of the Valuation Date coincident with or next following the event requiring the determination of such Net Value. The assets of any Account shall consist of the Trust Fund Units and/or Shares credited to such Account. The applicable Trust Fund Units and Shares shall be valued from time to time by the Trustee, in accordance with the Trust Agreement, but not less often than monthly. On the basis of such valuations, each Employee’s Accounts shall be adjusted to reflect the effect of income collected and accrued, realized and unrealized profits and losses, expenses and all other transactions during the period ending on the applicable Valuation Date.

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(b)	Investment Accounts Other Than Employer Stock Fund

Upon receipt by the Trustee of Before-Tax Contributions, Matching Contributions, and, if applicable, Post-Tax Contributions, Rollover Contributions and Special Contributions, which are to be invested in the Investment Accounts (other than the Employer Stock Fund) pursuant to Article VI, such contributions shall be applied to purchase Trust Fund Units for such Employee’s Account, using the value of such Trust Fund Units as of the close of business on the date received. Whenever a distribution or withdrawal is made to a Participant, Beneficiary or other person entitled to benefits, the appropriate number of Trust Fund Units credited to such Employee shall be reduced accordingly and each such distribution or withdrawal shall be charged against the Trust Fund Units of the Investment Accounts of such Employee pro rata according to their respective values.

For the purposes of this Section 5.3(b), fractions of Trust Fund Units as well as whole Trust Fund Units may be purchased or redeemed for the Account of an Employee.

(c)	Employer Stock Fund

Upon receipt by the Trustee of Before-Tax Contributions, Matching Contributions, and, if applicable, Post-Tax Contributions, Rollover Contributions and Special Contributions, which are to be invested in the Employer Stock Fund pursuant to Article VI, such contributions shall be applied to purchase Shares of Employer Stock for the respective Employee’s Account, at the applicable Closing Price. Whenever a distribution or withdrawal from the Employer Stock Fund is made, in cash, to a Participant, Beneficiary or other person entitled to benefits, the appropriate number of Shares credited to such Employee shall be sold at the applicable Closing Price and the proceeds of such sale shall be attributed to such Employee’s Account.

For the purposes of this Section 5.3(c), fractions of Shares as well as whole Shares may be credited to such Employee’s Accounts.

10. ARTICLE V - Article V shall be further amended by adding the following as Sections 5.4, 5.5 and 5.6 and the Table of Contents shall be revised accordingly:

5.4	Voting Rights, Tender Offers and Other Offers

(a)	Each Participant with an interest in the Employer Stock Fund shall have the right to participate confidentially in the exercise of voting rights appurtenant to Shares held in such Investment Account, provided that such

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person had Shares in such Account as of the most recent Valuation Date coincident with or preceding the applicable record date for which records are available. The Employer or its designee shall furnish to each Participant who has Shares credited to one or more of his Accounts (whether or not vested) notice of the date and purpose of each meeting of the stockholders of the Employer at which Employer Stock is entitled to be voted, and a voting instruction form to be returned to the Trustee. If the Participant furnishes such instructions to the Trustee within the time specified in the notification, the Trustee shall vote the Shares credited to the Participant’s Account in accordance with the Participant’s instructions. With respect to Shares credited to Participant Accounts as to which the Trustee did not receive timely voting instructions and with respect to Shares not credited to a Participant’s Account, the Trustee shall vote all such Shares as provided in the Trust Agreement.

(b)	The Committee shall furnish, or cause to be furnished, to each person with Shares in the Employer Stock Fund, all annual reports, proxy materials and other information known to have been furnished by the issuer of the shares or by any proxy solicitor, to the holders of shares.

(c)	Each person with an interest in the Employer Stock Fund shall have the right to participate confidentially in the decision as to how to respond to a tender offer for Shares, provided that such person had Shares in such Account as of the most recent Valuation Date coincident with or preceding the applicable record date for which records are available. The Trustee shall furnish to each Participant who has Shares credited to one or more of his Accounts (whether or not vested) notice of any tender or exchange offer for Employer Stock. The Trustee shall request from each such Participant instructions as to the tendering or exchanging of the Shares credited to the Participant’s Accounts, and for this purpose the Trustee shall provide each Participant with a reasonable period of time in which he may consider any such tender or exchange offer for Employer Stock. The Trustee shall tender or exchange Shares credited to the Participant’s Accounts, as to which the Trustee has received instructions to tender or exchange from Participants within the time specified by the Trustee. Employer Stock representing the Participant’s proportionate interest in the Employer Stock Fund, as to which the Trustee has not received timely instructions (or has received instructions not to tender) shall be tendered or exchanged as provided in the Trust Agreement. Employer Stock not credited to a Participant’s Account shall be tendered or exchanged by the Trustee as provided in the Trust Agreement.

(d)	Participant voting and tender or exchange instructions shall be held in confidence by the Trustee. In carrying out its responsibilities under this provision, the Trustee may conclusively rely on information furnished to it by the Employer, including the name and current addresses of Participants, and the number of Shares of Employer Stock credited to Participant Accounts.

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5.5	Dissenters’ Rights

Each person with an interest in the Employer Stock Fund on the applicable record date shall have the right to participate in the decision as to whether to exercise the dissenters’ rights appurtenant to Shares held in the Employer Stock Fund by completing and filing a written direction with the Trustee on a timely basis. The Trustee will exercise dissenters’ rights with respect to the Shares credited to the Participant’s Accounts as to which the Trustee has received such instructions. Dissenters’ rights shall not be exercised with respect to the remaining shares held in the Employer Stock Fund.

5.6	Power to Invest in Employer Securities

The Committee may direct the Trustee to acquire or hold any security issued by the Employer or any Affiliated Employer which is a “qualifying employer security” as such term is defined under ERISA and to invest that portion of the assets of the Trust Fund in such securities.

11. ARTICLE VI – The first paragraph of Section 6.1 shall be amended to read in its entirety as follows:

Upon electing to participate, each Participant shall direct that the contributions made to his Accounts shall be applied to purchase Trust Fund Units in any one or more of the Investment Accounts of the Trust Fund other than the Employer Stock Fund and commencing on the Conversion Date, to purchase Shares in the Employer Stock Fund. Such direction shall indicate the percentage, in multiples of one percent 1%, in which Before-Tax Contributions, Matching Contributions, Special Contributions, Post-Tax Contributions and Rollover Contributions shall be made to the designated Investment Accounts.

12. ARTICLE VI - Section 6.3 shall be amended in its entirety to read as follows:

A Participant or Beneficiary may, at any time, redirect the investment of his Investment Accounts such that a percentage of any one or more Investment Accounts may be transferred to any one or more other Investment Accounts in the form and manner prescribed by the Committee, either: (a) by filing a notice at least ten (10) days prior to the effective date of such change, or, (b) by telephone or other electronic medium. In the case of Investment Accounts other than the Employer Stock Fund, the requisite transfers shall be valued as of the Valuation Date on which the direction is received by the Trustee. In the case of the Employer Stock Fund, the requisite transfer shall be valued on the basis of the

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applicable Closing Price of the Shares on the date the transfer is effected. Notwithstanding anything to the contrary herein, a Participant’s redirection of all or a portion of his or her Investment Accounts into the Employer Stock Fund shall be irrevocable by the Participant prior to the Conversion Date.

13. ARTICLE VI - Section 6.4(a) shall be amended in its entirety to read as follows:

(a)	Investment Direction

An Employee who is not a Participant but who has made a Rollover Contribution in accordance with the provisions of Section 3.12, shall direct, in the form and manner prescribed by the Committee, that such contribution be applied to the purchase of Trust Fund Units in any one or more of the Investment Accounts, and commencing on the Conversion Date, to purchase Shares in the Employer Stock Fund. Such direction shall indicate the percentage, in multiples of one percent (1%) , in which contributions shall be made to the designated Investment Accounts, and/or the Employer Stock Fund. To the extent any Employee shall fail to make an investment direction, the Rollover Contributions shall be applied to the purchase of Trust Fund Units in the Investment Account which provides for a stable investment return, as determined by the Trustee.

14. ARTICLE VI - Section 6.4(b) shall be amended in its entirety to read as follows:

(b)	An Employee who is not a Participant may, subject to the provisions of Section 6.3, at any time, redirect the investment of his Investment Accounts such that a percentage of any one or more Investment Accounts may be transferred to any one or more other Investment Accounts. In the case of Investment Accounts other than the Employer Stock Fund, the requisite transfers shall be valued as of the Valuation Date on which the direction is received by the Trustee. In the case of the Employer Stock Fund, the requisite transfer shall be valued on the basis of the applicable Closing Price of the Shares on the date the transfer is effected.

15. ARTICLE VI - Article VI shall be further amended by adding the following as Section 6.5 and the Table of Contents shall be revised accordingly:

6.5	Restrictions on Investments in the Employer Stock Fund for Certain Participants

Notwithstanding anything in the Plan to the contrary, any Participant subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 may be subject to Section 16(b) liability if such Participant has an intra-plan transfer, in accordance with the provisions of Section 6.3 and/or Section 6.4, involving the Employer Stock Fund within six (6) months of the next preceding transfer into or

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out of the Employer Stock Fund. In addition, any Participant subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 who elects to receive a cash distribution from his Employer Stock Fund account under the Plan, including redemption of such stock for purposes of cash withdrawals under Section 7.2 and/or Section 7.3 and/or loans under Article VIII, may similarly be subject to Section 16(b) liability for any short swing profits within six (6) months of the next preceding transfer into or out of the Employer Stock Fund.

However, unless otherwise required by rules and regulations of the Securities and Exchange Commission, Section 16(b) liability will not result from distributions made in connection with a Participant’s death, Disability, termination of employment or retirement; pursuant to a domestic relations order described under Section 414(p) of the Code; as a result of the minimum distribution requirements described under Section 401(a)(9) of the Code; or as a result of the limitations described under Sections 401(k), 401(m), 402(g) and 415 of the Code.

16. ARTICLE VII - Section 7.1 shall be amended by adding subsections (e) and (f) to read as follows:

(e)	Distributions from the Employer Stock Fund under this Article VII, shall be made in accordance with Section 7.10 hereunder.

(f)	For purposes of valuing distributions and withdrawals from the Plan, the Net Value of a Participant’s Accounts invested in the Employer Stock Fund shall be based on the applicable Closing Price on the date the distribution or withdrawal from the Participant’s Account is effected.

17. ARTICLE VII - Section 7.2(b) shall be amended by adding the following at the end thereof to read as follows:

Commencing on the Conversion Date, withdrawals under this Section 7.2 shall be made in the following order of priority:

(i)	by the redemption of Trust Fund Units from each of the Participant’s Accounts in the order set forth in Section 7.2(a), on a pro rata basis from the Investment Accounts thereunder, other than the Employer Stock Fund, as were selected by the Participant pursuant to Article VI; and

(ii)	if selected by the Participant pursuant to Article VI, by the redemption/sale of Shares invested in the Employer Stock Fund from each of the Participant’s Accounts in the order set forth in Section 7.2(a).

18. ARTICLE VII - Section 7.2 shall be amended by adding the following as Section 7.2(c):

(c)	Any withdrawals under this Section 7.2 shall be subject to the restrictions of Section 6.5.

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19. ARTICLE VII - Section 7.3(f) shall be amended by adding the following paragraph at the end thereof to read as follows:

Commencing on the Conversion Date distributions under this Section 7.3 shall be made in the following order of priority:

(i)	by the redemption of Trust Fund Units from each of the Participant’s Accounts in the order set forth in Section 7.3(e), on a pro rata basis from the Investment Accounts, thereunder, other than the Employer Stock Fund, as were selected by the Participant pursuant to Article VI; and

(ii)	if selected by the Participant pursuant to Article VI, by the redemption/sale of Shares invested in the Employer Stock Fund from each of the Participant’s Accounts in the order set forth in Section 7.3(e).

20. ARTICLE VII - Section 7.3 shall be further amended by adding the following as Section 73(h):

(h)	Any withdrawals under this Section 7.3 shall be subject to the restrictions of Section 6.5.

21. ARTICLE VII - Section 7.4(a) shall be amended by deleting the second sentence thereof in its entirety and substituting the following in its place:

With respect to Investment Accounts other than the Employer Stock Fund, such Net Value shall be determined as of the Valuation Date coincident with the date of receipt by the Trustee of the proper documentation acceptable to the Trustee for such purpose. With respect to the Employer Stock Fund, the Net Value of a Participant’s Accounts shall be determined on the basis of the applicable Closing Price of the Shares on the date the Shares are sold for his account.

22. ARTICLE VII - Section 7.4 shall be amended by adding the following as Section 7.4(d):

(d)	An Employee’s vested interest in the Net Value of his Accounts in the Employer Stock Fund shall be distributed to the Participant, in accordance with the provisions of Sections 7.5 and 7.6, by the Trustee as soon as administratively possible following the date the Employer is informed by the Trustee of the Participant’s vested interest in such Accounts in the Employer Stock Fund. The distribution shall be made in accordance with Section 7.10 and the terms and provisions of the Trust Agreement.

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23. ARTICLE VII - Article VII shall be amended by adding the following as Section 7.10 and the Table of Contents shall be revised accordingly:

7.10	Manner of Payment of Withdrawals and Distributions from the Employer Stock Fund

Distributions from the Employer Stock Fund shall be made to Participants and Beneficiaries in cash. Notwithstanding the foregoing and except for withdrawals under Sections 7.2 and 7.3 and loans under Article VIII, the Participant or Beneficiary may elect that such distributions be made wholly or partially in Shares. If the Participant or Beneficiary elects that such distributions may be made wholly or partially in Shares, such distribution shall be made in whole Shares and the value of any remaining fractional Share shall be distributed in cash. The value of the Shares shall be based on the applicable Closing Price of such Shares on the date the distribution or withdrawal from the Participant’s Accounts is effected.

24. ARTICLE VIII - Section 8.4(a) shall be amended by adding the following as the second paragraph thereof:

Notwithstanding the foregoing, the amount of any loan from the portion of a Participant’s Account invested in the Employer Stock Fund shall be the proceeds of the Shares sold from the Participant’s Account for such purpose.

25. ARTICLE VIII - Section 8.4(b) shall be amended by adding the following paragraph at the end thereof to read as follows:

Effective as of the Conversion Date, distributions from each of the foregoing Accounts shall be made in the following order of priority:

(A)	by the redemption of Trust Fund Units from each of the Borrower’s Accounts in the order set forth above, on a pro rata basis from the Investment Accounts (other than the Employer Stock Fund) thereunder, as were selected by the Borrower pursuant to Section 6.1, and

(B)	if selected by the Borrower pursuant to Article VI, by the redemption of Shares invested in the Employer Stock Fund from each of the Borrower’s Accounts invested in such Employer Stock Fund, in the order set forth above.

26. ARTICLE VIII - Section 8.4 shall be further amended by adding the following as Section 8.4(g):

(g)	Any loans under this Article VIII shall be subject to the restrictions of Section 6.5.

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